United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      February 12, 2014

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

                1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

           New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Title 11 of the U.S. Code (the “Bankruptcy Code”) in the Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On February 12, 2014, the Debtors entered into a plan support agreement (the “Plan Support Agreement”) among the Debtors and certain of the lenders (the “Consenting Lenders”) holding an aggregate of approximately 60% of amounts outstanding under the Company’s $1.5 billion credit agreement, dated as of February 9, 2006 (as amended, the “Credit Agreement”). The Plan Support Agreement requires the Consenting Lenders to support and vote in favor of a proposed plan of reorganization of the Debtors (the “Plan”) consistent with the terms and conditions set forth in the term sheet attached as an exhibit to and incorporated into the Plan Support Agreement (the “Term Sheet”).

The Term Sheet, provides, among other things, that pursuant to the Plan, creditors’ allowed claims against the Debtors other than claims under the Credit Agreement, will be paid in full, in cash, including post-petition interest, and holders of equity interests and claims subordinated pursuant to section 510(b) of the Bankruptcy Code would receive a combination of stock and warrants of reorganized OSG valued at $61.4 million, subject to dilution on account of a management and director incentive program and the Rights Offering (as defined below). Under the Plan reflected in the Term Sheet, holders of claims arising out of the $1.5 billion Credit Agreement will receive their pro rata share of stock and warrants of the reorganized OSG. In addition, the Term Sheet provides that under the Plan, the 7.50% unsecured notes due in 2024, issued by OSG and the 8.125% senior notes due in 2018, issued by OSG will be reinstated, following payment of outstanding interest.

The Term Sheet further provides that pursuant to the Plan, the Company will raise $150 million through a rights offering (the “Rights Offering”) of stock and warrants of reorganized OSG to the holders of claims arising out of the Credit Agreement, which Rights Offering will be back-stopped by the Consenting Lenders or their designees. The Plan further contemplates that the Company will raise $625 million in secured exit financing. The proceeds of the Rights Offering and such exit financing will enable the Debtors to satisfy the secured claims of the Export-Import Bank of China (“CEXIM”) in full, in cash. As a result, the Debtors will withdraw their previously-announced motion for authorization to sell the vessels over which CEXIM has security interests.

The Consenting Lenders may terminate the Plan Support Agreement under certain circumstances, including, but not limited to, if the Debtors fail to achieve certain milestones for seeking confirmation and effectiveness of the Plan within certain time periods specified in the Plan Support Agreement including, inter alia, filing a Plan and disclosure statement with the Bankruptcy Court by March 7, 2014, the entry of an order by the Bankruptcy Court approving the disclosure statement by May 16, 2014 and the entry of an order by the Bankruptcy Court confirming the Plan by June 20, 2014. The Debtors may terminate the Plan Support Agreement under certain circumstances, including, but not limited to, if the Debtors, in the exercise of their fiduciary duty, (i) reasonably determine that the Plan is not in the best interests of the Debtors’ estates or (ii) receive an unsolicited proposal for an alternative plan that the Debtors reasonably determine to be more favorable to the Debtors’ estates than the Plan.

On February 12, 2014, the Debtors filed with the Bankruptcy Court a motion to approve the Plan Support Agreement (the “Motion”) which attached a copy of the Plan Support Agreement, including the incorporated Term Sheet, thereby disclosing its terms. The Term Sheet is also filed as Exhibit 99.1 hereto.

The Motion is available electronically, on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/osg. Information set forth on the foregoing web site or filed with the Bankruptcy Court shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

In connection with the transaction identified in Item 1.01 above, OSG is hereby furnishing (i) the Term Sheet, (ii) summary projections of certain sources and uses of cash of OSG contemplated by the Plan (the “Sources and Uses”) and (iii) a presentation of certain assumptions and projections regarding the Debtors’ business (the “Projections,” and together with the Term Sheet and the Sources and Uses, the “Disclosure”). The Term Sheet, the Sources and Uses and the Projections are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively. The Disclosure includes certain forward-looking information, which is subject to the risks and uncertainties described in OSG's most recently filed Form 10-K and its other periodic filings with the SEC. OSG undertakes no obligation to update the Disclosure or to file or furnish any additional forward-looking information.

The information contained in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 to this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Term sheet setting forth certain terms and conditions for the Debtors’ proposed plan of reorganization.

99.2	Summary projections of certain sources and uses of cash of OSG contemplated by the Debtors’ proposed plan of reorganization.

99.3	Presentation of certain assumptions and projections regarding the Debtors’ business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: February 12, 2014	By	/s/James I. Edelson
Name: James I. Edelson
Title: Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Term sheet setting forth certain terms and conditions for the Debtors’ proposed plan of reorganization.

99.2	Summary projections of certain sources and uses of cash of OSG contemplated by the Debtors’ proposed plan of reorganization.

99.3	Presentation of certain assumptions and projections regarding the Debtors’ business.